EXHIBIT "A"


                         Fountain Pharmaceuticals, Inc.

                             1998 STOCK OPTION PLAN


         Section 1. General Purpose of the Plan; Definitions. The name of the plan is the Fountain Pharmaceuticals, Inc. 1998 Stock Option Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, directors and consultants of Fountain Pharmaceuticals, Inc. (the "Company") and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

         The following terms shall be defined as set forth below:

         "Act" means the Securities Exchange Act of 1934, as amended.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

         "Effective Date" means the date on which the Plan is approved by the Board as set forth in Section 14.

         "Fair Market Value" of the Stock on any given date means (i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Fair Market Value on any given date shall be the average of the highest bid and lowest asked prices of the Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (ii) if the Stock is admitted to trading on a United States securities exchange or the NASDAQ National Market System, the Fair Market Value on any date shall be the closing price reported for the Stock on such exchange or system for such date or, if no sales were reported for such date, for the last day preceding such date for which a sale was reported; and (iii) if the Fair Market Value cannot be determined on the basis previously set forth in this definition on the date that Fair Market Value is to be determined, the Board shall in good faith determine the Fair Market Value of the Stock on such date.

         "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.


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         "Independent Director" means a member of the Board who is not an employee or officer of the Company or any Subsidiary.

         "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         "Option" or "Stock Option" means any Option to purchase shares of Stock granted pursuant to Section 6.

         "Stock" means the Common Stock, par value $.001 per share, of the Company, subject to adjustments pursuant to Section 9.

         "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

         Section 2. Administration. The Plan shall be administered by the full Board of Directors of the Company or a committee of such Board of Directors comprised of two or more "Non-Employee Directors" within the meaning of Rule 16b-3(a)(3) promulgated under the Act (the "Plan Administrator"). Subject to the provisions of the Plan, the Plan Administrator is authorized to:

               (a)  construe the Plan and any Option under the Plan;

               (b) select the directors, officers, employees and consultants of the Company and its Subsidiaries to whom Options may be granted;

               (c) determine the number of shares of Stock to be covered by any Option;

               (d) determine and modify from time to time the terms and conditions, including restrictions, of any Option and to approve the form of written instrument evidencing Options;

               (e) accelerate at any time the exercisability or vesting of all or any portion of any Option and/or to include provisions in options providing for such acceleration;

               (f) impose limitations on Options, including limitations on transfer and repurchase provisions;

               (g) extend the exercise period within which Stock Options may be exercised; and


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               (h)  determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Option shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Plan Administrator) or dividends or deemed dividends on such deferrals.

The determination of the Plan Administrator on any such matters shall be conclusive.

         Section 3. Delegation of Authority to Grant Options. The Plan Administrator, in its discretion, may delegate to the Chief Executive Officer and President of the Company all or part of the Plan Administrator's authority and duties with respect to granting Options to individuals who are not subject to the reporting provisions of Section 16 of the Act or "covered employees" within the meaning of Section 162(m) of the Code. The Plan Administrator may revoke or amend the terms of such a delegation at any time, but such revocation shall not invalidate prior actions of the Co-Chairmen that were consistent with the terms of the Plan.

         Section 4. Eligibility. Directors, officers, full-time employees and consultants of the Company or its Subsidiaries who, in the opinion of the Plan Administrator, are mainly responsible for the continued growth and development and future financial success of the business shall be eligible to participate in the Plan.

         Section 5. Shares Subject to the Plan. The number of shares of Stock which may be issued pursuant to the Plan shall be 750,000. For purposes of the foregoing limitation, the shares of Stock underlying any Options which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the number of shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, on and after the date that the Plan is subject to
Section 162(m) of the Code, Stock Options with respect to no more than 500,000 shares of Stock may be granted to any one individual participant. Common Stock to be issued under the Plan may be either authorized and unissued shares or shares held in treasury by the Company.

         Section 6. Stock Options. Options granted pursuant to the Plan may be either Options which are Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options and Non-Qualified Stock Options shall be granted separately hereunder. The Plan Administrator, shall determine whether and to what extent Options shall be granted under the Plan and whether such Options granted shall be Incentive Stock Options or Non-Qualified Stock Options; provide, however, that: (a) Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code; and (b) No Incentive Stock Option may be granted following the tenth anniversary of the effective date of the Plan. The provisions of the Plan and any stock Option agreement pursuant to which Incentive Stock Options shall be issued shall be construed in a manner consistent with Section 422 of the Code (or any successor provision) and rules and regulations promulgated thereunder.


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         Section 7. Terms of Options. Each Option granted under the Plan shall be evidenced by an agreement between the Company and the person to whom such Option is granted and shall be subject to the following terms and conditions:

               (a) Subject to adjustment as provided in Section 9 of this Plan, the price at which each share covered by an Option may be purchased shall be determined in each case by the Plan Administrator; provided, however, that such price shall not, in the case of an Incentive Stock Option, be less than the Fair Market Value of the underlying Stock at the time the Option is granted. If an optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than ten percent (10%) of the combined voting power of all classes of the stock of the Company and an Option granted to such optionee is intended to qualify as an Incentive Stock Option, the Option price shall be no less than 110% of the Fair Market Value of the Common Stock covered by the Option on the date the Option is granted.

               (b) The aggregate Fair Market Value of shares of Stock with respect to which Incentive Stock Options are first exercisable by the optionee in any calendar year (under all plans of the Company) shall not exceed the limitations, if any, imposed by Section 422(d) of the Code (or any successor provision). If any Option designated as an Incentive Stock Option, either alone or in conjunction with any other Option or Options, exceeds the foregoing limitation, the portion of such Option in excess of such limitation shall automatically be reclassified (in whole share increments and without fractional share portions) as a Non-Qualified Stock Option, with later granted Options being so reclassified first.

               (c) Options shall not be transferable by the participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order.

               (d) Options may be exercised in whole at any time, or in part from time to time, within such period or periods as may be determined by the Plan Administrator and set forth in the agreement (such period or periods being hereinafter referred to as the "Option Period"), provided that such period may not exceed ten years, unless the agreement provides otherwise:

                    (i) If a participant who is an employee of the Company shall cease to be employed by the Company, all Options which the employee is then entitled to exercise may be exercised only within three months after the termination of employment and within the Option Period or, if such termination was due to death, disability or retirement (as hereinafter defined), within six months after termination of employment and within the Option Period. Notwithstanding the foregoing: (a) in the event that any termination of employment shall


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                         be for Cause (as defined herein) or the participant
                         becomes an officer or director of, a consultant to or employed by a Competing Business (as defined herein), during the Option Period, then any and all Options held by such participant shall forthwith terminate; and(b) the Plan Administrator may, in its sole discretion, extend the post termination Option Period of any Option provided that such extension does not extend beyond the original Option Period.

                         For purposes of this Plan, the term "Cause" shall mean
                         (a) with respect to an individual who is party to a written agreement with the Company which contains a definition of "cause" or "for cause" or words of similar import for purposes of termination of employment thereunder by the Company, "cause" or "for cause" as defined in such agreement; (b) in all other cases (I) the willful commission by an employee of a criminal or other act that causes substantial economic damage to the Company or substantial injury to the business reputation of the Company; (II) the commission of an act of fraud in the performance of such person's duties to or on behalf of the Company; or (III) the continuing willful failure of a person to perform the duties of such person to the Company (other than a failure to perform duties resulting from such person's incapacity due to illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to cure such failure are given to the person by the Board of Directors of the Company or the Plan Administrator. For purposes of the Plan, no act, or failure to act, on the part of any person shall be considered "willful" unless done or omitted to be done by the person other than in good faith and without reasonable belief that the person's action or omission was in the best interest of the Company.

                    (ii) If a participant who is a director of the Company shall cease to serve as a director of the Company, any Options then exercisable by such director may be exercised only within three months after the cessation of service and within the Option Period unless such cessation was due to death or disability, in which case such optionee may exercise such Option within six months after cessation of service and within the Option Period. Notwithstanding the foregoing (a) if any cessation of service as a director was the result of removal for cause (as determined under the corporation laws of Delaware) any Options held by such participant shall forthwith terminate; and (b) the Plan Administrator may in its sole discretion extend the post service Option Period of any Option provided that such extension does not extend beyond the original Option Period;


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                    (iii) Options may not be exercised for more shares (subject to adjustment as provided in Section 9) after the termination of the participant's employment, cessation of service as a director or the participant's death, as the case may be, than the participant was entitled to purchase thereunder at the time of the termination of the participant's employment or the participant's death; and

                    (iv) If a participant owns (or is deemed to own under
                         applicable provisions of the Code and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary corporation of the Company) and an Option granted to such participant is intended to qualify as an Incentive Stock Option, the Option by its terms may not be exercisable after the expiration of five years from the date such Option is granted.

               (e) The Option exercise price of each share purchased pursuant to an Option shall be paid in full at the time of each exercise (the "Payment Date") of the Option (i) in cash;
                    (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Act to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iii) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate Fair Market Value equal to the Option exercise price of the shares being purchased pursuant to the exercise of the Option; provided, however, that shares of Common Stock delivered in payment of the Option price must have been held by the participant for at least six (6) months in order to be utilized to pay the Option price; (iv) in the discretion of the Plan Administrator, through an election to have shares of Common Stock otherwise issuable to the optionee withheld to pay the exercise price of such Option; or (v) in the discretion of the Plan Administrator, through any combination of the payment procedures set forth in subsections (i)-(iv) of this Section 7(e).

               (f) The Plan Administrator, in its discretion, may authorize "stock retention Options" which provide, upon the exercise of an Option previously granted under this Plan (a "prior Option"), using previously owned shares, for the automatic issuance of a new Option under this Plan with an exercise price equal to the current Fair Market Value and for up to the number of shares equal to the number of previously-owned shares delivered in payment of the exercise price of the prior Option. Such stock retention Option shall have the same Option Period as the prior Option.

               (g) Nothing contained in the Plan nor in any Option agreement shall confer upon any participant any right with respect to the continuance of employment by the Company nor interfere in any way with the right of the


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                    Company to terminate his employment or change his
                    compensation at any time.

               (h) The Plan Administrator may include such other terms and conditions not inconsistent with the foregoing as the Plan Administrator shall approve. Without limiting the generality of the foregoing sentence, the Plan Administrator shall be authorized to determine that Options shall be exercisable in one or more installments during the term of the Option, subject to the attainment of performance goals and objectives and the right to exercise may be cumulative as determined by the Plan Administrator.

         Section 8. Tax Withholding.

               (a) Whenever shares are to be issued under the Plan, the Company shall have the right to require the participant to remit to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements prior to the delivery of any certificate for shares or any proceeds. If a participant makes a disposition of shares acquired upon the exercise of an Incentive Stock Option within either two years after the Option was granted or one year after its exercise by the participant, the participant shall promptly notify the Company and the Company shall have the right to require the participant to pay to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements.

               (b) A participant who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount (i) in cash; (ii) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate Fair Market Value on the relevant date equal to the tax obligation provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the participant for at least six (6) months; or (iii) in the discretion of the Plan Administrator, through a combination of the procedures set forth in subsections (i) and (ii) of this Section 8(b).

               (c) A participant who is obligated to pay to the Company an amount required to be withheld under applicable tax withholding requirements in connection with either the exercise of a Non-Qualified Stock Option, in the discretion of the Plan Administrator, elect to satisfy this withholding obligation, in whole or in part, by requesting that the Company withhold shares of stock otherwise issuable to the participant having a Fair Market Value on the relevant date equal to the amount of the tax required to be withheld. Any fractional amount shall be paid to the Company by the participant in cash or shall be withheld from the participant's next regular paycheck.


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               (d)  An election by a participant to have shares of stock
                    withheld to satisfy federal, state and local tax withholding requirements pursuant to Section 8(c) must be in writing and delivered to the Company prior to the relevant date.

         Section 9. Adjustment of Number and Price of Shares.

               Any other provision of the Plan notwithstanding:

               (a) If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Plan Administrator shall make an appropriate or proportionate adjustment in (i) the number of Stock Options that can be granted to any one individual participant, (ii) the number and kind of shares subject to any then outstanding Options Plan, and (iii) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Stock Options remain exercisable. The adjustment by the Plan Administrator shall be final, binding and conclusive.

               (b) In the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors shall authorize the issuance or assumption of a Stock Option or Stock Options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Plan Administrator may grant an Option or Options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old Option, or substitution of a new Option for the old Option, in conformity with the provisions of Code Section 424(a) and the rules and regulations thereunder, as they may be amended from time to time.

               (c) No adjustment or substitution provided for in this Section 9 shall require the Company to issue or to sell a fractional share under any stock Option agreement or share award agreement and the total adjustment or substitution with respect to each stock Option and share award agreement shall be limited accordingly.

               (d) In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, reorganization or consolidation in which the Company is acquired by another person or entity (other than a holding company formed by the


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                    Company), (iii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity, or
                    (iv) the sale of all of the stock of the Company to a unrelated person or entity (in each case, a "Fundamental Transaction"), the Plan and all Options granted hereunder shall terminate, unless provision is made in connection with the Fundamental Transaction for the assumption of the Options heretofore granted, or the substitution of such Options with new awards of the successor entity, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise price as provided in Subsections (a) and (b) of this Section 9. In the event of such termination each participant shall be notified of such proposed termination and permitted to exercise for a period of at least 15 days prior to the date of such termination all Options held by such participant which are then exercisable.

         Section 10. Amendment and Discontinuance. The Board of Directors may alter, amend, suspend or discontinue the Plan at any time, provided that no such action shall deprive any person without such person's consent of any rights theretofore granted pursuant hereto.

         Section 11. Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933 or the Act, if such registration shall be necessary, or before compliance by the Company or any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of any applicable exchange or of the Nasdaq Stock Market. The Company shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

         Section 12. Compliance with Section 16. With respect to persons subject to Section 16 of the Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successor rule and shall be construed to the fullest extent possible in a manner consistent with this intent ). To the extent that any Option fails to so comply, it shall be deemed to be modified to the extent permitted by law and to the extent deemed advisable by the Plan Administrator in order to comply with Rule 16b-3.

         Section 13. Participation by Foreign Nationals. The Plan Administrator may, in order to fulfill the purposes of the Plan and without amending the Plan, modify grants to foreign nationals or United States citizens employed abroad in order to recognize differences in local law, tax policy or custom.

         Section 14. Effective Date of Plan. The Plan became effective on December 8, 1998.


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